Exhibit 99.1
ENERGY TRANSFER ANNOUNCES CASH DISTRIBUTION
FOR FOURTH QUARTER OF 2010
DALLAS — January 27, 2011 — Energy Transfer Partners, L.P. (NYSE:ETP) and Energy Transfer Equity, L.P. (NYSE:ETE) today announced that the Board of Directors of each Partnership has approved quarterly distributions for the quarter ended December 31, 2010.
ETP’s Board of Directors has approved a quarterly distribution of $0.89375 per unit ($3.575 annualized) on ETP common units for the quarter ended December 31, 2010. The cash distribution will be paid on February 14, 2011 to unitholders of record as of the close of business on February 7, 2011.
ETE’s Board of Directors has approved a quarterly distribution of $0.54 per unit ($2.16 annualized) on ETE’s outstanding common units for the quarter ended December 31, 2010. The cash distribution will be paid on February 18, 2011 to unitholders of record as of the close of business on February 7, 2011.
Both partnerships expect to release earnings for the quarter and year ended December 31, 2010 on Wednesday, February 16, 2011, after the market closes. ETP and ETE will conduct a joint conference on Thursday, February 17, 2011 at 8:00 a.m. Central Time to discuss their quarterly and annual results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will also be available for replay on Energy Transfer’s web site for a limited time.
Company: Energy Transfer Partners, L.P. (NYSE:ETP)
Record Date: February 7, 2011
Ex Date: February 3, 2011
Payment Date: February 14, 2011
Amount Paid: $0.89375 per Common Unit
Company: Energy Transfer Equity, L.P. (NYSE:ETE)
Record Date: February 7, 2011
Ex Date: February 3, 2011
Payment Date: February 18, 2011
Amount Paid: $0.54 per Common Unit

Energy Transfer/Page 2
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arkansas, Arizona, Colorado, Louisiana, Mississippi, New Mexico, Utah, and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also is one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners (NYSE:ETP) and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners (NASDAQ:RGNC) and approximately 26.3 million Regency limited partner units.
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.
This release serves as qualified notice to nominees as provided for under Treasury Regulation section 1.1446-4(b)(4) and (d). Please note that 100 percent of Energy Transfer Partners, L.P.’s and Energy Transfer Equity, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business, Accordingly, all of Energy Transfer Partners, L.P.’s and Energy Transfer Equity, L.P.’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts
Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)